UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
May 24, 2006 (May 18, 2006)
Date of Report (Date of earliest event reported)
Gevity HR, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-22701	65-0735612

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9000 Town Center Parkway
Bradenton, FL 34202
(Address of principal executive offices and zip code)
(941) 741-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 18, 2006, upon the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Gevity HR, Inc. (the “Company”), the Board adopted a resolution amending the amount of fees paid to non-employee directors of the Company pursuant to the Company’s Non-Employee Board of Directors Compensation Policy and Plan (the “2006 Amendment”). The 2006 Amendment provides that a non-employee member of the Board will receive a $30,000 annual retainer fee (pro rated for less than a full year’s service until the date of the next annual shareholders’ meeting) and a fee of $1,500 for attending, either telephonically or in person, all meetings of the Board and each committee thereof. In addition, non-employee committee chairs will continue to receive $3,000 per year for serving in such capacity, except that the chairs of the Compensation and Audit Committees will receive a fee of $5,000 and $10,000, respectively.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 24, 2006

GEVITY HR, INC.
By:	/s/ Edwin E. Hightower, Jr.
	Name:	Edwin E. Hightower, Jr.
	Title:	Vice President and General Counsel